UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 26, 2003

PACIFIC CMA, INC.

(Exact name of registrant as specified in its charter)

Colorado	0-27653	84-1475073
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4750 Table Mesa Drive Boulder, CO	80305
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (303) 494-3000

ITEM 5. OTHER EVENTS

The Registrant issued the press release, filed as Exhibit 99.1 herewith, on August 26, 2003.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description of Document

99.1	Press Release of the Registrant dated August 26, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC CMA, INC.

By:/S/ ALFRED LAM

Alfred Lam, Chairman and Treasurer

By:/S/ SCOTT TURNER

Scott Turner, President and Director

By:/S/ LOUISA CHAN

Louisa Chan, Director

By:/S/ HENRIK M. CHRISTENSEN

Henrik M. Christensen, Director

By:/S/ KAZE CHAN

Kaze Chan, Director

Date: August 26, 2003

Exhibit 99.1

Source: Pacific CMA Inc.

For Immediate Release

Pacific CMA Reports That Barrow Street Research Reiterates Its July Recommendation of Company In Progress Update Issued Today

NEW YORK -- August 26, 2003 - Pacific CMA Inc. (OTCBB: PCCM), a global freight forwarding/supply chain logistics services company, today announced that Barrow Street Research, an independent research firm that commenced coverage of the company last month with a strong buy recommendation, today issued an updated progress report that reiterated its comments in light of recently released quarterly results.

"For the three months ended June 30, 2003," the Barrow Street Research report noted, "revenue rose 60.5%, to $17 million...For the first six months...revenue rose $129%, to $31 million. The strong increase in revenue both for the second quarter and first half of 2003 reflect the organic growth of both Pacific's wholly owned subsidiary, AGI Logistics, (HK) Ltd., and its majority owned subsidiary, Airgate International Corp..." In fact, the research report continued, "The revenue of Airgate represented approximately 70% of Pacific's total revenue for the second quarter of 2003."

The report added that the full integration of the Airgate acquisition, along with an expected higher level of new clients, "will likely have a strong positive effect on revenue growth..." The report noted that its revenue projections of $70-$80 million for the year had been adjusted from initial levels, reflecting the impact of SARS and the war in Iraq.

Nevertheless, the report concluded, "...we believe the stock continues to be undervalued and, as mentioned in our earlier report, that Pacific CMA is a company in the right place, with the right solutions, at the right time." Last month, Barrow Street Research said it was initiating coverage of Pacific CMA with a strong buy rating, noting the company already maintains more than 128 cargo agents stationed in 68 countries and 161 cities serving major gateways around the world."

The expectation of a higher level of revenue, referred to in the research report, comes at a time when Pacific CMA is currently participating in the ASAP Global Sourcing Show, the world's largest garment and textile sourcing show, being held this week through August 27 at the Las Vegas Hilton Convention Center. Pacific CMA was selected by ASAP show management to be the official freight forwarder for the trade show, offering it substantial endorsement and potential new marketing opportunities.

The ASAP show has more than 250 garment manufacturers from 35 countries exhibiting. Some of these overseas manufacturers are coming to the United States for the first time to gain container load orders from an estimated audience of approximately 7,000 attendees, comprised of U.S. retailers, manufacturers, importers and buyers.

Pacific CMA Inc. is a non-asset based logistics/freight forwarder providing supply-chain logistics services. Pacific CMA's services include freight forwarding and warehousing services, which encompass the coordination of shipping and the storage of raw materials, supplies, components and finished goods. The Company facilitates the movement of freight to and from anywhere in the world either by air, sea or land, with particular focus on business between the Far East and the United States.

A full copy of the initial and updated research reports by Barrow Street Research are available online at www.barrowstreet.com and additional information on Pacific CMA is available at www.pacificcma.com.

Certain statements contained herein are "forward-looking"' statements (as such term is defined in the Private Securities Reform Act of 1995). Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.

Contact:

Tom Gavin, Investor Relations Network, 909-279-8884